EXHIBIT 99.1
                                                                    ------------


[PARAGON LOGO]                                                              NEWS
--------------------------------------------------------------------------------




FOR:                  PARAGON TECHNOLOGIES, INC.

CONTACTS:             Len Yurkovic, President and CEO
                      610-252-3205
                      610-252-3102 (Fax)
                      www.ptgamex.com



                  PARAGON TECHNOLOGIES REPURCHASES $3.5 MILLION
                               OF ITS COMMON STOCK
                                    - - - - -
                Messrs. Kirschner and Shulman Sell Their Holdings


EASTON, PA -- August 19, 2005 -- Paragon Technologies, Inc. (AMEX:PTG), a leading supplier of "smart" material handling solutions, including systems, technologies, products and services, announced today the repurchase of an aggregate of approximately 359,000 shares (or 8.3%) of the Company's common stock in a private sale transaction for an aggregate of approximately $3.5 million (or $9.75 per share) from Leon C. Kirschner, the Company's former Chief Operating Officer, and Steven Shulman, a former director of the Company. In these transactions, the Company, with authorization from its Board of Directors, repurchased 190,091 shares from Mr. Kirschner for approximately $1.85 million and 169,109 shares from Mr. Shulman for approximately $1.65 million, which represented their holdings of the Company's common stock, and retired the shares. The closing market price of the Company's common stock on August 18, 2005 was $12.60 per share.

Mr. Kirschner, who also served as the Chief Executive Officer of the Company's former wholly-owned subsidiary, Ermanco Incorporated, resigned as an officer and employee of the Company on August 5, 2005, the day on which the Company completed its sale of substantially all of the assets and liabilities of Ermanco Incorporated. Mr. Shulman resigned as a director of the Company on August 8, 2005. Mr. Shulman became a director of the Company as a result of the Company's purchase of Ermanco on September 30, 1999.

Recently, the Company announced that its Board of Directors amended its existing stock repurchase program by increasing the amount it has authorized management to repurchase from up to $1,000,000 of the Company's common stock to up to $5,000,000. The stock repurchases may, at the discretion of the Company's management, be made from time to time on the open market or in privately negotiated transactions.


                                     [MORE]


We Build Productivity                                                     [LOGO]
--------------------------------------------------------------------------------
      PARAGON TECHNOLOGIES, INC. o 600 Kuebler Road o Easton, PA 18040-9295
                       o 610.252.3205 o Fax 610.252.3102
                                 www.ptgamex.com

[PARAGON LOGO]                                                            Page 2
--------------------------------------------------------------------------------



Under the stock repurchase program, the Company may repurchase shares of its common stock from time to time in compliance with SEC regulations and subject to market conditions. The stock repurchase program does not require the Company to acquire any specific number of shares, and the Company may terminate the program at any time. Subject to the $5,000,000 limitation, of which approximately $1,172,000 remains available for repurchases, the timing and quantity of any stock repurchases will be at the sole discretion of the Company.

As a result of the stock repurchase, Paragon will file a report on Form 8-K describing the transaction. Once filed, this document will be available free of charge at the SEC's website at http://www.sec.gov./ and from Paragon.
                               --------------------


About Paragon Technologies
Paragon Technologies is a leader in integrating material handling systems and creating automated solutions for material flow applications. SI Systems' Production & Assembly and Order Fulfillment branded technologies and material handling solutions address unit assembly handling and order fulfillment applications. One of the top material handling systems suppliers worldwide, SI Systems leading clients have included the United States Postal Service, General Motors, BMG, Ford, Peterbilt, Harley-Davidson, and Walgreens.


                                      * * *




Cautionary Statement. Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities and Exchange Commission rules, regulations and releases. Paragon intends that such forward-looking statements be subject to the safe harbors created hereby. Among other things, the forward-looking statements regard Paragon's earnings, liquidity, financial condition, review of strategic alternatives, and other matters. Words or phrases denoting the anticipated results of future events, such as "anticipate," "does not anticipate," "should help to," "believe," "estimate," "is positioned," "expects," "may," "will," "is expected," "should," "continue," and similar expressions that denote uncertainty, are intended to identify such forward-looking statements. Paragon's actual results, performance, or achievements could differ materially from the results expressed in, or implied by, such "forward-looking statements:" (1) as a result of factors over which Paragon has no control, including the strength of domestic and foreign economies, sales growth, competition, and certain cost increases; and (2) if the factors on which Paragon's conclusions are based do not conform to its expectations. Furthermore, achievement of the objectives of the Company following the sale of Ermanco is subject to risks associated with business disruption resulting from the announcement of the sale and other risks outlined in Paragon's filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2004 and the most recent quarterly report on Form 10-Q for the quarter ended June 30, 2005.

     This press release and prior releases are available at www.ptgamex.com.